UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

In a press release dated October 24, 2005, InPhonic, Inc. (“InPhonic”) announced that it entered into a letter of intent with Vaya, LLC (“Vaya”) for the sale of certain assets of its wholly-owned subsidiary Star Number, Inc., a Delaware corporation (“Star Number”) including its mobile virtual network operator, Liberty Wireless. Subsequent to issuing this press release, InPhonic was contacted by other parties interested in acquiring such assets, including TelePlus Wireless, Corp. (“Teleplus Wireless”), a wholly-owned subsidiary of TelePlus Enterprises, Inc. After reviewing several alternative proposals, InPhonic management and its Board of Directors determined that the proposed transaction with TelePlus Wireless presented InPhonic with the best long-term strategic advantages. On December 1, 2005 InPhonic entered into a letter of intent with TelePlus Wireless.

On December 29, 2005, Star Number entered into an Asset Purchase Agreement with TelePlus Wireless pursuant to which TelePlus Wireless acquired from Star Number the Liberty Wireless brand, the Viva Liberty(SM) brand and the active customers in the Liberty Wireless subscriber base and certain other assets used in connection with the Liberty Wireless business for an aggregate purchase price of approximately $1.9 million, subject to certain post closing adjustments. The transaction was completed on December 31, 2005. Pursuant to a Mobile Virtual Network Enabler (“MVNE”) services agreement, InPhonic also agreed to provide TelePlus Wireless the systems platform for procurement, activation, billing, and customer care, as well as self-service platforms based on web and speech recognition technology. As a result, Liberty Wireless customers should not experience any change in service, billing or coverage.

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On January 3, 2006, InPhonic issued a press release revising its financial outlook for the fourth quarter of 2005 and guidance for 2006.

The information in this Item 2.02 of this Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ David A. Steinberg
Name:	David A. Steinberg
Title:	Chairman and Chief Executive Officer

Date: January 3, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 3, 2006.